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                                                                   Exhibit 10.24

November 12, 2001

                   2002 Compensation Plan for Thomas Sparrvik

The main focus this year is to grow the company and continue on the path of profitability. The main challenge will be to continue to motivate the staff while located in San Diego. This reward system intends to motivate you to fulfill both the Company tasks and, in the long term, create shareholder value for all shareholders of KMC

The existing contract between us will remain in effect as a base contract, however, your monthly base salary will be reduced to $2000/month effective 01/01/02, and you will not be part of the KMC benefit plans as of that date.

A "per quarter" bonus will be paid to you, based on the following quarterly Operating Profit:
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     .    If less than $150K, then $0/Qtr.
     .    If more than $150K, but less than $399K, then $5,000/Qtr.
     .    If more than $400K, but less than $600K, then $7,500/Qtr.
     .    If more than $600K, butless than $900K, then $10,000/Qtr.
     .    If more than $900K, then $15,000/Qtr.

A "year end" bonus of $20,000 will be paid to you if the 2002 Annual Operating
                                                              ----------------
Profit for KMC exceeds $2.0 million.
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A "year end" bonus will be paid to you based on the following 2002 annual
Revenue results:
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     .    If at least $18.5 million, then $7,500.
     . If between $18.5 million and $21.5 million, then an additional $12,500, prorated.
     .    If $21.5 million or more, then $20,000.

Before the bonuses are paid, financial results must be received and approved by the Audit Committee Chairman.

No Q3 or Q4 bonus will be paid if the 2002 YTD cumulative Operating Profit at the end of these quarters is less than $1 million.

This agreement will be added to your existing contract and will be in effect Q1 through Q4, 2002.


/s/ Thomas Sparrvik                             /s/ Richard L. Poss
-------------------------                       --------------------------------
Thomas Sparrvik                                 Richard L. Poss
President/CEO                                   Chairman, Compensation Committee


                                                /s/ David C. Malmberg
                                                --------------------------------
                                                David C. Malmberg
                                                Chairman